UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2026

Ridgepost Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40937	87-2908160
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2699 Howell Street, Suite 1000 Dallas, Texas 75204
(Address of principal executive offices and Zip Code)

(214) 865-7998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-Kfiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	RPC	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders of Ridgepost of Ridgepost Capital, Inc. (“the Company”) was held on June 18, 2026. Results with respect to proposals submitted at the meeting were as follows:

1.
Election of three directors to serve terms expiring at the Company’s annual meeting to be held in 2029 (or, if earlier, such director's disqualification, removal or resignation).

Name	Votes For	Votes Withheld	Broker Non-Votes
Tracey Benford	329,951,520	16,224,379	11,858,618
David M. McCoy	333,550,533	12,625,366	11,858,618
Robert B. Stewart, Jr.	326,001,944	20,173,955	11,858,618

2.
Advisory vote to approve named executive officer compensation for 2025.

Votes For	341,480,219
Votes Against	4,119,114
Votes Abstained	576,566
Broker Non-Votes	11,858,618

3.
Advisory vote on the frequency of holding future advisory votes to approve named executive officer compensation.

Votes for 1 Year	345,966,848
Votes for 2 Years	3,673
Votes for 3 Years	176,150
Votes Abstained	29,223
Broker Non-Votes	11,858,623

Based on these results, and consistent with the recommendation of the Company’s Board of Directors, the Company has determined to hold an advisory to approve named executive officer compensation every year until the next stockholder vote on the frequency interval. A stockholder advisory vote regarding the frequency interval is required to be held at least once every six years.

4.
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

Votes For	357,958,968
Votes Against	64,421
Votes Abstained	11,128

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ridgepost Capital, Inc.

Date: June 23, 2026	By:	s/ Amanda Coussens
Name: Amanda Coussens
Title: Chief Financial Officer